Exhibit 99.1

The Lovesac Company Announces Second Quarter Fiscal 2019 Financial Results

Second Quarter Net Sales Increased 60.3% to $33.2 million

Comparable Sales, Including Showroom and Internet Sales, Increased 41.0%

STAMFORD, Conn., September 13, 2018 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq:LOVE) today announced its financial results for the second quarter of fiscal 2019, which ended on August 5, 2018.

Shawn Nelson, Chief Executive Officer, stated, “We are very pleased to have delivered a strong second quarter with over 60% sales growth. Our performance in the second quarter speaks to the strength of our differentiated and disruptive direct-to-consumer business model that leverages both Internet and traditional media combined with small, highly productive showrooms along with shop-in-shop showrooms to drive a robust digital sales model. We ship our patent protected, premium, and durable sacs and sactionals furniture directly to our customer’s door for free, regardless of their path to purchase. We believe we have captured only a sliver of the addressable market to-date, and with extremely attractive customer acquisition costs to lifetime value economics that are unique to our hybrid business model, we are focused on investing in marketing to drive customer acquisition and market share gains.”

For the Thirteen Weeks Ended August 5, 2018

●	Net sales increased 60.3% to $33.2 million in the second quarter of fiscal 2019 from $20.7 million in the second quarter of fiscal 2018, driven by strong showroom, Internet and shop-in-shop performance as a result of an increase in new customers combined with an increase in the total number of units sold and continued accelerated investments in marketing to increase brand awareness. Comparable sales, which includes showroom and Internet sales, increased 41.0%. Comparable showroom sales increased 34.2% and Internet sales increased 71.3%.

●	The Company opened five new showrooms and closed one showroom in the second quarter of fiscal 2019 and ended the quarter with 72 showrooms in 30 states. This represents a unit increase of 16.1% over the same quarter in the prior year.

●	Operating loss was $6.8 million in the second quarter of fiscal 2019 compared to an operating loss of $2.3 million in the second quarter of fiscal 2018.

●	Net loss was $7.0 million and net loss attributable to common shares was $33.7 million including preferred dividends and deemed dividends in the second quarter of fiscal 2019, compared to a net loss of $2.4 million, or net loss attributable to common shares of $2.7 million including preferred dividends and deemed dividends in the second quarter in fiscal 2018. Adjusted net loss, which excludes the impact of the IPO and certain other non-recurring expenses, was $3.6 million in the second quarter of fiscal 2019 compared to $2.2 million in the second quarter of fiscal 2018 (see “GAAP and Non-GAAP Measures”).

●	Net loss per share, including preferred dividends and deemed dividends, was ($3.71) in the second quarter of fiscal 2019 compared to ($0.45) in the second quarter of fiscal 2018. Adjusted net loss per common share, which is calculated by dividing adjusted net loss by adjusted weighted average common shares outstanding assuming the IPO related issuances occurred at the beginning of each period presented, was ($0.27) in the second quarter of fiscal 2019 compared to ($0.16) in the second quarter of fiscal 2018 (see “GAAP and Non-GAAP Measures”).

●	Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), was ($1.9) million in the second quarter of fiscal 2019 compared to ($1.6) million in the second quarter of fiscal 2018 (see “GAAP and Non-GAAP Measures”).

Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

For the Twenty-Six Weeks Ended August 5, 2018

●	Net sales increased 56.4% to $60.0 million in the first half of fiscal 2019 from $38.4 million in the first half of fiscal 2018 driven by strong showroom, Internet and shop-in-shop performance as a result of an increase in new customers combined with an increase in the total number of units sold and continued accelerated investments in marketing to increase brand awareness. Comparable sales, which includes showroom and Internet sales, increased 34.5%. Comparable showroom sales increased 28.6% and Internet sales increased 60.7%.

●	The Company opened eight new showrooms and closed two showrooms in the first half of fiscal 2019.

●	Operating loss was $12.4 million in the first half of fiscal 2019 compared to an operating loss of $5.5 million in the first half of fiscal 2018.

●	Net loss was $12.7 million, and net loss attributable to common shares was $40.1 million including preferred dividends and deemed dividends in the first half of 2019. This compares to a net loss of $5.8 million in the first half of fiscal 2018 and a net loss attributable to common shares of $6.0 million including preferred dividends and deemed dividends in the first half of fiscal 2018. Adjusted net loss, which excludes the impact of the IPO and certain other non-recurring expenses, was $9.0 million in the first half of fiscal 2019 compared to $5.3 million in the first half of fiscal 2018 (see “GAAP and Non-GAAP Measures”).

●	Net loss per share, including preferred dividends and deemed dividends, was ($5.29) in the first half of fiscal 2019 compared to ($1.01) in the first half of fiscal 2018. Adjusted net loss per common share, which is calculated by dividing adjusted net loss by adjusted weighted average common shares outstanding assuming the IPO related issuances occurred at the beginning of each period presented, was ($0.67) in the first half of fiscal 2019 compared to ($0.39) in the first half of fiscal 2018 (see “GAAP and Non-GAAP Measures”).

●	Adjusted EBITDA was ($6.0) million in the first half of fiscal 2019 compared to ($4.0) million in the first half of fiscal 2018 (see “GAAP and Non-GAAP Measures”).

Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Recent Developments

On June 26, 2018, the Company completed its initial public offering (“IPO”), at an offering price to the public of $16.00 per share. The Company sold 4,025,000 shares of its common stock in the IPO, including the additional 525,000 shares purchased by the underwriters in the exercise of their overallotment option, resulting in total net proceeds of $59.2 million after deducting underwriters’ discounts, commissions and expenses as well as the Company’s IPO legal expenses. Immediately following the IPO, the Company paid down the balance on its asset-based loan in the amount of $4.7 million. The Company intends to use the remaining net proceeds from the IPO for additional IPO related expenses, opening or remodeling showrooms, marketing investments, product development, working capital and other general corporate purposes.

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Conference Call Details

A conference call to discuss the second quarter fiscal 2019 financial results is scheduled for today, September 13, 2018, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-3982 (international callers please dial 201-493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.lovesac.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.lovesac.com for 90 days.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand with 74 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx-shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted net loss, adjusted diluted loss per share and Adjusted EBITDA. Adjusted net loss excludes the effect of one-time costs related to the Company’s IPO in June 2018 and fees associated with fundraising and reorganizing activities. Adjusted diluted loss per share is defined as adjusted net loss divided by a pro forma share count which assumes the IPO took place before the relevant time period. We define Adjusted EBITDA as net income plus interest expense, income tax expense, depreciation and amortization, sponsor fees, deferred rent, equity-based compensation, write-off of property and equipment, one-time IPO-related expenses, and fees associated with fundraising and reorganizing activities. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

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Cautionary Statement Concerning Forward Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, including estimates, projections and statements relating to Lovesac’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in or incorporated by reference into this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Lovesac may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Lovesac disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR

(203) 682-8200

InvestorRelations@lovesac.com

(Tables to Follow)

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THE LOVESAC COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

	August 5, 2018	February 4, 2018
	(unaudited)

Assets
Current Assets
Cash and cash equivalents	$48,212,163	$9,175,951
Trade accounts receivable	4,034,273	2,805,186
Merchandise inventories	20,239,919	11,641,482
Prepaid expenses and other current assets	5,794,464	6,062,946

Total Current Assets	78,280,819	29,685,565

Property and Equipment, Net	15,714,513	11,037,289

Other Assets
Goodwill	143,562	143,562
Intangible assets, net	691,283	526,370
Deferred financing costs, net	255,583	48,149

Total Other Assets	1,090,428	718,081

Total Assets	$95,085,760	$41,440,935

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$15,299,930	$12,695,954
Accrued expenses	1,738,475	784,340
Payroll payable	1,354,069	1,454,193
Customer deposits	2,199,619	909,236
Sales taxes payable	950,292	894,882
Line of credit	-	405

Total Current Liabilities	21,542,385	16,739,010

Deferred Rent	1,315,115	1,063,472

Total Liabilities	22,857,500	17,802,482

Stockholders’ Equity

Preferred Stock $.00001 par value, 10,000,000 shares authorized, no shares issued as of August 5, 2018 and 1,018,600 shares issued as of February 4, 2018.	-	26
Common Stock $.00001 par value, 40,000,000 shares authorized and 13,451,644 shares issued as of August 5, 2018, 6,064,500 shares issued as of February 4, 2018, respectively.	135	61

Additional paid-in capital	141,134,426	79,891,819

Accumulated deficit	(68,906,301)	(56,253,453)

Stockholders’ Equity	72,228,260	23,638,453

Total Liabilities and Stockholders’ Equity	$95,085,760	$41,440,935

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THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	August 5, 2018	July 30, 2017	August 5, 2018	July 30, 2017

Net sales	$33,249,012	$20,745,349	$60,017,810	$38,377,588

Cost of merchandise sold	15,410,442	9,213,593	27,532,067	17,757,692

Gross profit	17,838,570	11,531,756	32,485,743	20,619,896

Operating expenses
Selling, general and administrative expenses	23,899,447	13,528,187	43,501,738	25,456,781
Depreciation and amortization	758,684	338,534	1,428,829	685,642

Total operating expenses	24,658,131	13,866,721	44,930,567	26,142,423

Operating loss	(6,819,561)	(2,334,965)	(12,444,824)	(5,522,527)

Interest expense	(435)	(79,342)	(58,420)	(229,088)

Net loss before taxes	(6,819,996)	(2,414,307)	(12,503,244)	(5,751,615)

Provision for income taxes	(149,604)	-	(149,604)	-

Net loss	$(6,969,600)	$(2,414,307)	$(12,652,848)	$(5,751,615)

Net loss per common share:
Basic and diluted	$(3.71)	$(0.45)	$(5.29)	$(1.01)

Weighted average number of common shares outstanding:
Basic and diluted	9,077,549	6,000,000	7,571,377	6,000,000

Numerator:
Net loss - Basic and diluted	$(6,969,600)	$(2,414,307)	$(12,652,848)	$(5,751,615)
Preferred dividends and deemed dividends	(26,731,079)	(287,032)	(27,424,079)	(287,032)
Net loss attributable to common shares	(33,700,679)	(2,701,339)	(40,076,927)	(6,038,647)
Denominator:
Weighted average number of common shares for basic and diluted net loss per share	9,077,549	6,000,000	7,571,377	6,000,000
Basic and diluted net loss per share	$(3.71)	$(0.45)	$(5.29)	$(1.01)

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THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Twenty-six weeks ended
	August 5, 2018	July 30, 2017

Cash Flows from Operating Activities
Net loss	$(12,652,848)	$(5,751,615)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,350,493	573,011
Amortization of other intangible assets	78,336	112,631
Amortization of deferred financing fees	84,661	72,282
Loss on disposal of property and equipment	6,139	-
Equity based compensation	2,334,104	-
Deferred rent	251,643	139,117
Changes in operating assets and liabilities:
Accounts receivable	(1,229,087)	(799,590)
Merchandise inventories	(8,598,437)	(3,476,143)
Prepaid expenses and other current assets	268,482	(1,073,893)
Accounts payable and accrued expenses	3,521,298	1,305,883
Customer deposits	1,290,383	115,855

Net Cash Used in Operating Activities	(13,294,833)	(8,782,462)

Cash Flows from Investing Activities
Purchase of property and equipment	(6,033,856)	(2,986,051)
Payments for patents and trademarks	(243,249)	(103,749)

Net Cash Used in Investing Activities	(6,277,105)	(3,089,800)

Cash Flows from Financing Activities
Proceeds from initial public offering, net	59,168,596	-
Payments of initial public offering issuance costs	(260,044)	-
Taxes paid for net share settlement of equity awards	(7,902)	-
Proceeds from sale of equity	-	12,822,294
Principal payments on note payable	-	(194,530)
Principal paydowns on the line of credit, net	(405)	(835,353)
Payments of deferred financing costs	(292,095)	(25,000)
Net Cash Provided by Financing Activities	58,608,150	11,767,411

Net Change in Cash and Cash Equivalents	39,036,212	(104,851)

Cash and Cash Equivalents - Beginning	9,175,951	878,696

Cash and Cash Equivalents - End	$48,212,163	$773,845

Supplemental Cash Flow Disclosures
Cash paid for interest	$38,803	$156,864

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THE LOVESAC COMPANY

Reconciliation of non-GAAP Financial Measures

(unaudited)

Reconciliation of adjusted EBITDA

	Thirteen Weeks Ended		Twenty-six Weeks Ended
(dollars in thousands)	August 5, 2018	July 30, 2017	August 5, 2018	July 30, 2017
Net loss	$(6,970)	$(2,414)	$(12,653)	$(5,752)
Interest expense	-	79	58	229
Income taxes	150	-	150	-
Depreciation and amortization	759	339	1,429	686
EBITDA	(6,061)	(1,996)	(11,016)	(4,837)
Sponsor fees (a)	742	125	867	233
Deferred rent (b)	128	72	252	139
Equity-based compensation (c)	2,039	-	2,334	-
Write-off of property and equipment (d)	-	-	6	-
Other non-recurring expenses (e)(f)	1,292	239	1,538	488
Adjusted EBITDA	$(1,860)	$(1,560)	$(6,019)	$(3,977)

(a)	Represents management fees charged by our equity sponsors.
(b)	Represents the difference between rent expense recorded and the amount paid by the Company. In accordance with GAAP, the Company records the monthly rent expense equal to the total of the payments due over the term of the lease term, divided by the number of months a of the lease terms.
(c)	Represents expenses associated with stock options, restricted stock units granted to our management and one-time stock bonus payable to Satori.
(d)	Represents the net loss on disposal of fixed assets.
(e)	Other expenses in the thirteen weeks ended August 5, 2018 are made up of: (1) $176 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $73 in travel and logistical costs associated with the offering; (3) $88 in accounting fees related to the offering, (4) $450 in IPO bonuses paid to executives, (5) $446 in fees paid for investor relations and public relations relating to the IPO and (6) $59 in executive recruitment fees to build executive management team. Other expenses in the thirteen weeks ended July 30, 2017 are made up of: (1) $180 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $59 in accounting fees related to the offering.
(f)	Other expenses in the twenty-six weeks ended August 5, 2018 are made up of (1) $231 in accounting fees related to the offering, (2) $84 in travel and logistical costs associated with the offering. (3) $198 in accounting fees related to the offering, (4) $450 in IPO bonuses paid to executives, (5) $479 in fees paid for investor relations and public relations relating to the IPO and (6) $96 in executive recruitment fees to build executive management team. Other expenses in the twenty-six weeks ended July 30, 2017 are made up of: (1) $404 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities, (2) $25 in travel and logistical costs associated with the offering and (3) $59 in accounting fees related to the offering.

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Reconciliation of net loss as reported to adjusted net loss

(dollars in thousands, except share and per-share data)	Thirteen weeks ended		Twenty -six weeks ended
	August 5, 2018	July 30, 2017	August 5, 2018	July 30, 2017
Net loss as reported	$(6,970)	$(2,414)	$(12,653)	$(5,752)
Adjustments:
Adjustments to selling, general and administrative expense:
Sponsor fees relating to the IPO(a)	625	-	625	-
Equity-based compensation related to IPO (b)	1,442	-	1,442	-
Other non-recurring expenses (c)(d)	1,292	239	1,538	488
Adjusted net loss	$(3,611)	$(2,176)	$(9,048)	$(5,264)
Adjusted basic and diluted weighted average shares outstanding - adjusted for IPO related share issuance (e)	13,444,748	13,359,671	13,434,838	13,359,671
Adjusted net loss per common share	$(0.27)	$(0.16)	$(0.67)	$(0.39)

(a)	$625 paid in sponsor monitoring fees paid as a result of the IPO
(b)	$700 in executive restricted stock awards vested as a result of the IPO and $742 IPO bonus payable to Satori in common stock.

(c)	Other expenses in the thirteen weeks ended August 5, 2018 are made up of: (1) $176 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $73 in travel and logistical costs associated with the offering; (3) $88 in accounting fees related to the offering, (4) $450 in IPO bonuses paid to executives, (5) $446 in fees paid for investor relations and public relations relating to the IPO and (6) $59 in executive recruitment fees to build executive management team. Other expenses in the thirteen weeks ended July 30, 2017 are made up of: (1) $180 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $59 in accounting fees related to the offering,
(d)	Other expenses in the twenty-six weeks ended August 5, 2018 are made up of (1) $231 in accounting fees related to the offering, (2) $84 in travel and logistical costs associated with the offering. (3) $198 in accounting fees related to the offering, (4) $450 in IPO bonuses paid to executives, (5) $479 in fees paid for investor relations and public relations relating to the IPO and (6) $96 in executive recruitment fees to build executive management team. Other expenses in the twenty-six weeks ended July 30, 2017 are made up of: (1) $404 in fees and costs associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities, (2) $25 in travel and logistical costs associated with the offering and (3) $59 in accounting fees related to the offering,
(e)	Adjusted basic and diluted weighted average shares outstanding – adjusted for IPO related share issuance was calculated assuming the IPO related issuances occurred at the beginning of each period presented.

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